SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.            )

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

NAVIGANT INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) AND 0-11

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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84 INVERNESS CIRCLE EAST ENGLEWOOD, CO 80112-5314 April 16, 2004

DEAR STOCKHOLDER:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders (the “Meeting”) of Navigant International, Inc. to be held on Wednesday, May 19, 2004, at 9:00 a.m., Mountain Standard Time, at Navigant’s corporate headquarters, 84 Inverness Circle East, Englewood, Colorado 80112.

At the Annual Meeting, the stockholders will be asked:

1.	To elect two Class III directors to serve until the 2007 Annual Meeting of Stockholders or until their respective successors are elected and qualified; and

2.	To consider such other matters as may properly come before the Meeting, and at any and all adjournments thereof.

On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement that will describe the matters to be presented at the Annual Meeting.

The Board of Directors recommends that stockholders vote FOR the election of the nominated directors.

Your vote is important. Even if you plan to attend the Meeting in person, we request that you sign and return the enclosed proxy or voting instruction card and thus ensure that your shares will be represented at the Meeting if you are unable to attend. If you attend the Meeting, you may withdraw your proxy and vote your shares in person.

By Order of the Board of Directors,

Edward S. Adams

Chairman of the Board, Chief Executive

Officer and President

NOTICE OF 2004 ANNUAL MEETING

OF STOCKHOLDERS

TO BE HELD MAY 19, 2004

TO OUR STOCKHOLDERS:

The 2004 Annual Meeting of Stockholders (the “Meeting”) of Navigant International, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 19, 2004, at 9:00 a.m., Mountain Standard Time, at Navigant’s corporate headquarters, 84 Inverness Circle East, Englewood, Colorado 80112, for the following purposes:

(1)	To elect two Class III directors to serve until the 2007 Annual Meeting of Stockholders or until their respective successors are elected and qualified; and

(2)	To consider such other matters as may properly come before the Meeting, and at any and all adjournments thereof.

Only stockholders of record at the close of business on March 29, 2004 are entitled to notice of and to vote at the Meeting.

By Order of the Board of Directors,

Eugene A. Over, Jr.

Senior Vice President/Administration, General

Counsel and Secretary

Denver, Colorado

April 16, 2004

A PROXY CARD IS ENCLOSED. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

84 INVERNESS CIRCLE EAST

ENGLEWOOD, CO 80112

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held May 19, 2004

GENERAL INFORMATION

The enclosed proxy is solicited by and on behalf of the Board of Directors of Navigant International, Inc., a Delaware corporation (“Navigant” or the “Company”), for use at the Company’s 2004 Annual Meeting of Stockholders (the “Meeting”) to be held at 9:00 a.m., Mountain Standard Time, on Wednesday, May 19, 2004, at Navigant’s corporate headquarters, 84 Inverness Circle East, Englewood, Colorado 80112, and at any and all adjournments thereof. This Proxy Statement and the accompanying form of proxy are first being mailed or given to the stockholders of the Company on or about April 16, 2004.

The Company’s Annual Report on Form 10-K (the “Annual Report”), which includes audited consolidated financial statements for the fiscal year ended December 28, 2003, is being mailed to stockholders of the Company simultaneously with this Proxy Statement.

INFORMATION CONCERNING SOLICITATION AND VOTING

All voting rights are vested exclusively in the holders of the Company’s Common Stock, $.001 par value per share (the “Common Stock”). Each share of the Common Stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. Holders of a majority of shares entitled to vote at the Meeting, when present in person or by proxy, constitute a quorum. On March 29, 2004, the record date for stockholders entitled to vote at the Meeting, 14,688,499 shares of Common Stock were outstanding.

Proxies in the enclosed form will be effective if properly executed prior to the Meeting. The Common Stock represented by each effective proxy will be voted at the Meeting in accordance with the instructions on the proxy. If no instructions are indicated on a proxy, all Common Stock represented by such proxy will be voted FOR election of the nominees named in the proxy as the Class III directors and, as to any other matters of business that properly come before the Meeting, by the named proxies at their discretion.

Any stockholder submitting their proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company, by voting in person at the Meeting or by filing at the Meeting a later executed proxy.

When a quorum is present, in the election of a director, the nominee having the highest number of votes cast in favor of his or her election will be elected to the Company’s Board of Directors. With respect to any other matter that may properly come before the Meeting, unless a greater number of votes is required by law or by the Company’s Certificate of Incorporation, a matter will be approved if a majority of the shareholders present in person or represented by proxy at the Meeting are voted in favor of the matter.

Abstentions and broker non-votes (i.e., shares held by brokers or nominees as to which the broker or nominee indicates on a proxy that it does not have discretionary authority to vote) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions with respect to the election of the Class III directors will not have any effect on the election of the Class III directors.

The Company will pay the cost of soliciting proxies in the accompanying form. The Company has retained the services of American Stock Transfer & Trust Company to assist in distributing proxy materials to brokerage houses, banks, custodians and other nominee holders, to distribute proxies to the registered shareholders of the Company and to collect proxies. The estimated cost of such services is $10,000 as well as any out-of-pocket expenses. Although there are no formal agreements to do so, proxies may also be solicited by officers and other regular employees of the Company by telephone, telegraph or by personal interview for which employees will not receive additional compensation. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares of record held by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

PROPOSAL: ELECTION OF CLASS III DIRECTORS

General

The Company’s Certificate of Incorporation provides for the classification of the Company’s Board of Directors. The Board of Directors, which currently is composed of six members, is divided into three classes. One class stands for re-election at each annual meeting of shareholders. The Board of Directors currently is classified into two Class I directors (John A. Ueberroth and David W. Wiederecht), two Class II directors (Ned A. Minor and D. Craig Young) and two Class III directors (Edward S. Adams and Vassilios Sirpolaidis), whose terms will expire upon the election and qualification of directors at the annual meetings of stockholders held in 2005, 2006 and 2004, respectively. At each annual meeting of stockholders, directors will be elected by the stockholders of the Company for a full term of three years to succeed those directors whose terms are expiring. The powers and responsibilities of each class of directors are identical. All directors shall serve until their successors are duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. On October 24, 2003, Lawrence A. Hough resigned from the Board of Directors and was immediately replaced with the appointment of John A. Ueberroth.

Proxies cannot be voted for a greater number of persons than the number of nominees named therein. Unless authority to vote is withheld, the persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the nominee for director named below. If, at the time of the Meeting, the nominee shall have become unavailable for any reason for election as a director, the persons entitled to vote the proxy will vote for such substitute nominee, if any, as they determine in their discretion. If elected, the nominees will hold office until the 2007 annual meeting of stockholders or until their successors are elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Class III Director Nominees

Edward S. Adams and Vassilios Sirpolaidis have chosen to run for re-election as Class III directors. The Board of Directors unanimously recommends that the shareholders vote FOR their election as the Class III directors of the Company.

Name and Age	Position and Principal Occupation for the Last Five Years	Director Since
Edward S. Adams Age 53	Mr. Adams has served as Chairman of the Board, Chief Executive Officer and Director of the Company since February 1998. In January 2003, he also began serving as President of the Company. He was previously President of the Company from February 1998 to May 1999. He has served as Chairman and Chief Executive Officer of Professional Travel Corporation (“PTC”) now known as Navigant International/Rocky Mountain, Inc., a subsidiary of the Company, since 1983, served as President of PTC from 1983 through April 1998, and as President of U.S. Office Products’ Corporate Travel Services Division from January 1997 through June 1998.	1998

Vassilios Sirpolaidis Age 56	Mr. Sirpolaidis has served as a director of the Company since June 1998. Mr. Sirpolaidis has served as the Managing Partner of Vailco Group, LLC, a construction and development company, since August 2001. He served as the Rocky Mountain Regional President of U.S. Office Products from April 1999 through May 2001. He also served as President of Mile High Office Supply, Inc. (“Mile High”) from 1978 through May 2001. U.S. Office Products acquired Mile High in July 1996. Mr. Sirpolaidis also served as a District President of U.S. Office Products from August 1996 and as President of Arizona Office Products, a subsidiary of U.S. Office Products, from May 1997 until December 2000.	1998

Continuing Directors

The persons named below will continue to serve as directors of the Company until the annual meeting of stockholders in the year indicated below and until their successors are elected and take office. Stockholders are not voting on the election of the Class I and Class II directors. The following table shows the names, ages, positions and principal occupations for the last five years of each continuing director.

Class I—Term Expires in 2005

Name and Age	Position and Principal Occupation for the Last Five Years	Director Since
John A. Ueberroth Age 60	Mr. Ueberroth has served as a director of the Company since October 2003. Mr. Ueberroth has served as the Co-Chairman of the Board of Directors of Ambassadors International, Inc. since November 2003 and as that company’s President, Chief Executive Officer and Director from August 1995 through November 2003. He has also served as Chairman of the Board of Directors of Ambassadors Group, Inc. since November 2001.	2003

David W. Wiederecht Age 48	Mr. Wiederecht has served as a director of the Company since June 2001. As part of the acquisition of SatoTravel, the stockholders of SatoTravel, General Electric Pension Trust, Stuart Mill, LLC, Ambassadors International, Inc. and Hough Investment Limited Partnership, had the right to designate two Class I directors for the balance of such directors’ terms. Mr. Wiederecht was one of the designated directors and his term was renewed in 2002 for another three-year period. Mr. Wiederecht has served as Vice President of Alternative Investments for GE Asset Management, Incorporated since 1988. Prior to joining GE Asset Management in 1988, Mr. Wiederecht held several positions throughout General Electric Company. Mr. Wiederecht currently serves as a director for Elephant & Castle Group, Inc.	2001

Class II—Term Expires in 2006

Name and Age	Position and Principal Occupation for the Last Five Years	Director Since
Ned A. Minor Age 58	Mr. Minor has served as a director of the Company since June 1998. Mr. Minor has served as Director, President and Vice-President of Minor & Brown, P.C., a private law firm, since 1977. Mr. Minor is a practicing attorney in the state of Colorado, specializing in the areas of general corporate law and mergers and acquisitions.	1998

D. Craig Young Age 50	Mr. Young has served as a director of the Company since June 1998. Mr. Young has served as the Managing Member of Catalina Consulting since November 2002. From June 2000 to October 2002, Mr. Young served as Vice Chairman and Director of AT&T Canada. From June 1999 to June 2000, Mr. Young served as President, Vice Chairman and Director of AT&T Canada. Prior to assuming these roles, which occurred with the merger of MetroNet Communications and AT&T Canada, Mr. Young was President and Chief Executive Officer of MetroNet Communications, Canada’s largest facilities-based competitive local exchange carrier, holding these positions from March 1998 to June 1999.	1998

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of outstanding shares of the Company’s Common Stock beneficially owned as of March 17, 2004, by (1) all persons known by the Company to own beneficially more than 5% of the Company’s Common Stock, (2) each director, (3) the Company’s Chief Executive Officer and the four other highest paid executive officers of the Company (the “Named Executive Officers”), and (4) all directors and executive officers of the Company as a group. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the Securities and Exchange Commission. Schedules 13G provide information as to beneficial ownership only as of their dates of filing, and, consequently, the beneficial ownership of the Company’s principal stockholders may have changed between such dates and April 16, 2004. All persons listed below have sole voting and investment power with respect to their shares of Common Stock unless otherwise indicated.

Security Ownership of Management	Number of Shares Beneficially Owned	Percent of Class (1)(2)
Edward S. Adams (3)	1,185,464	7.6%
Sam A. DeFranco (4)	58,437	*
Robert C. Griffith (5)	196,808	1.3%
Eugene A. Over, Jr. (6)	5,503	*
Gary Pearce (7)	12,500	*
Ned A. Minor (8)	12,000	*
Vassilios Sirpolaidis (8)	160,070	1.1%
John A. Ueberroth (9)	0	—
David W. Wiederecht (10)	0	—
D. Craig Young (8)	14,100	*
All current executive officers and directors as a group (24 persons)(11)	1,915,292	11.8%

Security Ownership and Address of Certain Beneficial Owners
ICM Asset Management, Inc. 601 W Main Avenue, Suite 600 Spokane, WA 99201	1,509,150	10.3%
PAR Capital Management, Inc. One Financial Center, Suite 1600 Boston, MA 02111	1,282,500	8.7%
Wasatch Advisors, Inc. 150 Social Hall Avenue, Suite 400 Salt Lake City, UT 84111	1,098,253	7.5%
Morgan Stanley 1585 Broadway New York, NY 10036	1,054,041	7.2%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,034,567	7.0%
Boron Securities NV Plaza Roi Katochi, Kakya Flamboyan 3, PO Box 3040 Willemstad, Curacao P8 3040	814,030	5.5%
Investment Counselors of Maryland LLC 803 Cathedral St. Baltimore, MD 21201	783,100	5.3%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of

Common Stock subject to options, warrants and convertible debentures exercisable or convertible within 60 days of March 17, 2004 are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity.

(2)	Percentage of ownership is based on 14,683,499 shares of Common Stock issued and outstanding at March 17, 2004, plus, as to the holder thereof only and no other person, the number of shares of Common Stock subject to options, warrants and convertible debentures exercisable or convertible within 60 days of March 17, 2004 by that person. The shares subject to such options, warrants and convertible debentures held by a person or entity are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity.

(3)	Includes 12,353 shares held by Marcono, LLC, a family partnership; Mr. Adams disclaims beneficial ownership of these shares except for his pecuniary interest therein and 986,532 shares of Common Stock which may be acquired upon exercise of options which are exercisable within 60 days of March 17, 2004. Excludes 10,000 shares of Common Stock which may be acquired upon exercise of options which are not exercisable within 60 days of March 17, 2004.

(4)	Includes 17,500 shares of Common Stock which may be acquired upon exercise of options which are exercisable within 60 days of March 17, 2004. Excludes 5,000 shares of Common Stock which may be acquired upon exercise of options which are not exercisable within 60 days of March 17, 2004.

(5)	Includes 192,204 shares of Common Stock which may be acquired upon exercise of options which are exercisable within 60 days of March 17, 2004. Excludes 10,000 shares of Common Stock which may be acquired upon exercise of options which are not exercisable within 60 days of March 17, 2004.

(6)	Includes 5,000 shares of Common Stock which may be acquired upon exercise of options which are not exercisable within 60 days of March 17, 2004. Excludes 5,000 shares of Common Stock which may be acquired upon exercise of options which are not exercisable within 60 days of March 17, 2004.

(7)	Excludes 6,250 shares of Common Stock which may be acquired upon exercise of options which are not exercisable within 60 days of March 17, 2004. Excludes 12,500 shares of Common Stock which may be acquired upon exercise of options which are not exercisable within 60 days of March 17, 2004.

(8)	Includes 10,000 shares of Common Stock which may be acquired upon exercise of options which are exercisable within 60 days of March 17, 2004.

(9)	Excludes 309,686 shares held by Ambassadors International, Inc., of which Mr. Ueberroth is a co-chairman and has the power of direct voting. Mr. Ueberroth disclaims beneficial ownership of these shares and has no pecuniary interest in these shares.

(10)	Excludes 660,033 shares held by General Electric Pension Trust. The investment manger of General Electric Pension Trust is GE Asset Management, of which Mr. Wiederecht is an officer. Mr. Wiederecht disclaims beneficial ownership of these shares and has no pecuniary interest in these shares.

(11)	Includes 1,496,851 shares of Common Stock which may be acquired upon exercise of options which are exercisable within 60 days of March 17, 2004. Excludes 210,000 shares of Common Stock which may be acquired upon exercise of options which are not exercisable within 60 days of March 17, 2004.

There has been no change in control of the Company since the beginning of its last fiscal year, and there are no arrangements known to the Company, including any pledge of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information as of March 17, 2004 concerning each of the current directors and executive officers of the Company. All directors serve until their successors are duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Officers are appointed by and serve at the discretion of the Company’s Board of Directors.

Name	Age	Position
Edward S. Adams	53	Chairman of the Board (1), Chief Executive Officer and President
Robert C. Griffith	54	Chief Operating Officer, Chief Financial Officer and Treasurer
John S. Coffman	42	Chief Accounting Officer and Senior Vice President/Finance
Eugene A. Over, Jr.	45	Senior Vice President/Administration, General Counsel and Secretary
Kenneth W. Migaki	45	Chief Information Officer
Regina Q. Keating	61	Vice President, Operations and President, Navigant International/Rocky Mountain
Paul E. Shamon	40	Vice President, Marketing and Corporate Communications
Gary M. Alexander	48	Vice President, Corporate Development
David F. Buskirk	54	President, Navigant International/Southwest
Fred L. Coward, III	65	President, Navigant International/Southeast
Jonathan P. Danforth	48	President, Navigant Performance Group
Sam A. DeFranco	46	President, Navigant International/Northeast
Lyell H. Farquharson	46	President, Navigant International/Canada
Mark S. Ferguson	42	President, AQUA Software Products, Inc.
Kelly L. Kuhn	38	President, Navigant International/North Central
Denise R. McShea	44	President of Military and Government Operations, SatoTravel
Gary R. Pearce	47	President, Navigant International/South Central
Michael J. Premo	48	President, Navigant Integrated Services
M. Keith Taylor	42	President, Navigant International/Northwest
Ned A. Minor	58	Director (3)
Vassilios Sirpolaidis	56	Director (1)
John A. Ueberroth	60	Director (2)
David W. Wiederecht	48	Director (2)
D. Craig Young	50	Director (3)

(1)	Term expires in 2004.

(2)	Term expires in 2005.

(3)	Term expires in 2006.

Business Biographies

Please see biographies for directors on pages 3, 4 and 5.

Robert C. Griffith has served as Chief Financial Officer and Treasurer of the Company since February 1998. He also began serving as Chief Operating Officer of the Company in January 2003. He served as Chief Financial Officer of PTC from January 1997 to February 1998, and of U.S. Office Products’ Corporate Travel Services Division from January 1997 through June 1998. Mr. Griffith served as Vice President of Finance and Administration of PTC from June 1993 through January 1997. Previously, Mr. Griffith was employed by Deloitte & Touche. Mr. Griffith is licensed as a certified public accountant in the state of Colorado.

John S. Coffman has served as Chief Accounting Officer and Senior Vice President/Finance of the Company since January 2004. From July 2001 through January 2004 he served in the same capacity as Senior Vice President/Finance and Corporate Controller and from June 1998 through July 2001 he served in this same capacity as Vice President. Prior to that, Mr. Coffman was a senior manager in the business advisory group of Price Waterhouse LLP. Mr. Coffman began with Price Waterhouse in September 1984. Mr. Coffman is licensed as a certified public accountant in the state of Colorado.

Eugene A. Over, Jr. has served as Senior Vice President/Administration, General Counsel and Secretary of the Company since July 2001. From February 1998 though July 2001 he served in this same capacity as Vice President. He served as Legal Affairs and Administrative Officer of U.S. Office Products’ Corporate Travel Service Division from December 1997 through June 1998. Mr. Over was an attorney at Clanahan Tanner Downing & Knowlton, P.C. from December 1994 through November 1997. Mr. Over is licensed as an attorney in the state of Colorado.

Kenneth W. Migaki has served as Chief Information Officer of the Company since December 2003. Prior to that, Mr. Migaki spent eight years with JD Edwards holding various positions including Vice President, Director of IT Infrastructures Services, and Manager of Computing Services. From 1995 to 1996 Mr. Migaki served as Director of Telecommunications, Network and PC Support for KN Energy, and from 1986 to 1995 he served as network planning manager for United Airlines/COVIA/Apollo Travel Services.

Regina Q. Keating has served as Vice President of Operations of the Company since October 1999, and the President of Navigant International/Rocky Mountain since June 1999. Ms. Keating has also served as President of PTC since March 1998, and served as Chief Operating Officer of PTC from 1996 to 1999. She has worked for PTC since 1983. Ms. Keating was named one of the 200 Most Powerful Women in Travel by Travel Agent Magazine in 1997, and has over 24 years experience in the travel industry.

Paul E. Shamon has served as Vice President of Marketing and Corporate Communications for the Company since November 1999. Mr. Shamon served as President and Founder of the Denali Group, Inc. from July 1990 to October 1999. From February 1997 to August 1998, Mr. Shamon also served as Vice President of Marketing for the John Costanza Institute of Technology, Inc. From November 1998 to August 1999, Mr. Shamon served as Vice President of Corporate Communications for Multum Information Services, Inc. Mr. Shamon is also President and Founder of the Colorado Children’s Automobile Safety Association, Inc.

Gary M. Alexander has served as Vice President of Corporate Development for the Company since April 2003. Prior to that, Mr. Alexander served as a Principal of Geiser Alexander Associates from May 2000 to April 2003, providing travel management consultation, and as Vice President of Global Supplier Relations for Carlson Wagonlit Travel from April 1998 to May 2000.

David F. Buskirk has served as the President of Navigant International/Southwest for the Company since June 1999, and as President of Associated Travel from May 1999. Mr. Buskirk joined Associated Travel in 1987 as Regional Vice President of Associated Travel’s San Diego Region, and was promoted to Vice President of Sales and Marketing in 1989. He served in that capacity until his promotion to Executive Vice President and Chief Operating Officer in May 1998. Mr. Buskirk has over 30 years experience in the travel industry and has served in several sales and marketing positions throughout his travel industry tenure.

Fred L. Coward, III has served as the President of Navigant International/Southeast for the Company since October 1999 and as President of First Travelcorp, Inc., (“First Travelcorp”) (a subsidiary of the Company since September 1999) from September 1999. Before that, Mr. Coward was Executive Vice President of First Travelcorp from 1991.

Jonathan P. Danforth has served as President of Navigant Performance Group (“NPG”) (formerly known as Cornerstone Enterprises) for the Company since it became a subsidiary of the Company in September 1999. He became the President of Cornerstone Enterprises, Inc., a company he founded in 1983. Mr. Danforth acquired his sales and marketing training from a Fortune 500 company.

Sam A. DeFranco has served as the President of Navigant International/Northeast for the Company since June 1999, and as President of McGregor Travel Management, Inc. (“McGregor”) (a subsidiary of the Company since October 1997) since 1998. Mr. DeFranco joined McGregor in 1989 as Vice President of Sales, and became a co-owner and President of McGregor in 1992.

Lyell H. Farquharson has served as President of Navigant International/Canada for the Company since October 2001. From 2000 to 2001, he served as the Chief Operating Officer of Minacs Worldwide, a $100 million CDN public company in the contact center business. Before that he spent seven years with the Rider Group, a corporate travel management company, where he served as Vice President of Finance from 1992 to 1994, Chief Financial Officer and Executive Vice President of Operations from 1994 to 1996 and President and Chief Operating Officer from 1996 to 1999. Mr. Farquharson is a Chartered Accountant.

Mark S. Ferguson has served as President of AQUA Software Products, Inc. for the Company since June 1997.

Kelly L. Kuhn has served as President of Navigant International/North Central for the Company since February 2000. Ms. Kuhn has also served as the President and Chief Operations Officer of Arrington Travel Center, Inc. (“Arrington Travel”) (a subsidiary of the Company since July 1998). Ms. Kuhn joined Arrington Travel in 1989 where she has held various key positions including Vice President of Operations, Client and Industry Relations, Senior Vice President, Executive Vice President and President and Chief Operating Officer.

Denise R. McShea has served as President of Military and Government Operations of SatoTravel for the Company since June 2003. Ms. McShea also served as Vice President of Military and Government Operations from June 1999 through June 2003 and in various other capacities for Military and Government Operations of SatoTravel since May 1989.

Gary R. Pearce has served as President of Navigant International/South Central for the Company since June 1999, and as President of Atlas Travel Services (a subsidiary of the Company since July 1998) since 1993. Mr. Pearce has more than 25 years experience in the travel industry with a focus in sales and operations.

Michael J. Premo has served as President of Navigant Integrated Services for the Company since July 2001. Prior to that, Mr. Premo served as Vice President of Strategic Relationships for SatoTravel from January 1999 to July 2001 and President and Chief Executive Officer of SatoTravel from September 1990 to January 1999.

M. Keith Taylor has served as President of Navigant International/Northwest for the Company since December 1999, and served as President of Mutual Travel, Inc. (“Mutual Travel”) (a subsidiary of the Company since April 1997) since June 1999. Prior to that, Mr. Taylor was Chief Operating Officer and Executive Vice President of Mutual Travel since January 1999. Mr. Taylor served as Executive Vice President of Atlas Travel Service Ltd. (“Atlas”) (a subsidiary of the Company since September 1997) from 1985 to 1989, before being promoted to President of Atlas in 1989.

Certain Transactions

On March 1, 1998 and May 19, 1999, Navigant International/Northeast, a subsidiary of the Company, leased certain real estate from DeFranco & Knight, LLC. Mr. DeFranco, President of Navigant International/Northeast, is a 50% owner of DeFranco & Knight, LLC. The lease commencing on March 1, 1998 was for a term of seven years and provides for annual rental payments of $142,500 for the first three years and $172,500 for the last four years. This lease was terminated effective September 1, 2003 and a termination payment of $100,000 over ten monthly installments was agreed to. The lease commencing on May 19, 1999 is for a term of five years and provides for annual rental payments starting at $180,000 and increasing by $5,000 per year. The Company plans to renew this lease in May 2004 for another five year term. During the fiscal year ended December 28, 2003, Navigant International/Northeast paid approximately $338,000 to DeFranco and Knight, LLC under the lease.

Mr. DeFranco is also a partner in an emergency travel service provider that contracts with Navigant International/Northeast to provide emergency travel service to clients of Navigant International/Northeast at a rate of $13.00 per emergency call. During the fiscal year ended December 28, 2003, Navigant International/Northeast paid approximately $266,000 to such emergency travel service provider.

On September 1, 1999, Navigant Performance Group, a subsidiary of the Company, leased certain real estate from Meeting House Realty Trust. Mr. Danforth, President of Navigant Performance Group, holds a 50% proportionate interest in Meeting House Realty Trust. The lease is for a term of five years and provides for annual rent payments starting at $116,830 and increasing annually based on Price Index measures. During the fiscal year ended December 28, 2003, Navigant Performance Group paid approximately $150,000 to Meeting House Realty Trust under the lease.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires directors, executive officers and beneficial owners of more than 10% of the outstanding shares of the Company to file with the Securities and Exchange Commission reports regarding changes in their beneficial ownership of shares in the Company.

Based solely upon a review of Forms 3, 4 and 5, and amendments thereto furnished to the Company, there were no persons who, at any time during the fiscal year, were a director, officer or beneficial owner of more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act, or any other person subject to Section 16 of the Exchange Act, that failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

Directors’ Meetings and Committees

The entire Board of Directors met seven (7) times during the year ended December 28, 2003. Each incumbent director attended at least 75% of the board meetings. The Company’s Board of Directors has appointed an Audit Committee and a Compensation Committee. The Company does not have a nominating committee.

Independent Executive Sessions

The Company requires executive sessions of independent directors no less than twice in each of the Company’s fiscal years, beginning with the fiscal year for 2004. Such meetings are attended by only the independent directors of the Company, and are held immediately after the regularly scheduled meetings of the Board of Directors, following the conclusion of the Company’s first and third fiscal quarters of each year. Meetings may be held at other times, and shall be noticed and held in accordance with the Company’s By-laws.

Communications with the Board of Directors

Individuals may contact the Board as a group or an individual director at the following mailing address: Board of Directors, Attention: Corporate Secretary, Navigant International, Inc., 84 Inverness Circle East, Englewood, Colorado 80112.

Code of Conduct

The Company adopted a code of conduct that applies to all employees, including the principal executive officer and the principal financial and accounting officer. The text of our code of conduct is available to any person without charge by calling us at (303) 706-0800 or writing us at the following address: Navigant International, Inc., 84 Inverness Circle East, Englewood, Colorado 80112, Attention: Corporate Secretary.

Nominating Procedures

The Company’s nomination procedures require the following: (1) that the independent directors of the Company screen and recommend to the entire Board of Directors nominees for election or appointment to the Company’s Board of Directors; (2) that the recommendation regarding any nominee be proposed by the Company’s Board of Directors for consideration by the shareholders or to be appointed by the Board of Directors be determined by a majority vote of the Company’s independent directors; (3) that such independent directors seek candidates for nomination to the position of director who have excellent decision-making ability, business experience, personal integrity and a high reputation and who meet such other criteria as set forth in writing adopted by a majority vote of the independent directors; and (4) that such independent directors take into consideration a director nominee submitted to the Company by a shareholder; provided that the shareholder submits the director nominee and reasonable supporting material concerning the nominee by the due date for a shareholder proposal to be included in the Company’s proxy statement for the applicable annual meting as set forth in rules of the Securities and Exchange Commission then in effect.

Audit Committee

The Audit Committee adopted a written charter which designates its primary responsibilities as the appointment of independent public auditors to audit the annual consolidated financial statements of the Company, the pre-approval of all audit and non-audit services, the review of internal and external audit functions, the review of internal accounting controls, the review of annual consolidated financial statements, and a review, at its discretion, of compliance with corporate policies and codes of conduct. The Audit Committee is comprised of outside directors. The current members of the Audit Committee are Messrs. Sirpolaidis, Young and Wiederecht. The Company believes that the Audit Committee members are “independent directors” as defined in the rules of the Nasdaq Stock Market. The Audit Committee met eight (8) times during the fiscal year ended December 28, 2003.

Vassilios Sirpolaidis is Chairman of the Audit Committee, and has been determined by the Board of Directors to be, by virtue of his professional experience, an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K issued by the Securities and Exchange Commission.

REPORT OF THE AUDIT COMMITTEE

In conjunction with the December 28, 2003 consolidated financial statements, the Audit Committee (1) reviewed and discussed the audited consolidated financial statements with management; (2) discussed the selection, application and disclosures of the Company’s critical accounting policies; (3) discussed with the independent auditors the matters required by Statement of Auditing Standards No. 61 as amended by Statement on Auditing Standards No. 90; and (4) received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors the firm’s independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2003 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Vassilios Sirpolaidis

David W. Wiederecht

D. Craig Young

Disclosure of Auditor Fees

The Company incurred the following fees for services performed by PricewaterhouseCoopers LLP for the fiscal years ended December 28, 2003 and December 29, 2002:

	2003	2002
Audit Fees	$333,000	$240,000
Audit-Related Fees	100,000	87,000
Tax Fees	497,000	587,000
All Other Fees	3,000	—

	$933,000	$914,000

Audit fees are for the audit of the Company’s annual consolidated financial statements, the review of the Company’s interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, consents issued and review of filings with the SEC.

Audit-related fees are for services that are reasonably related to the performance of the audit or the review of the Company’s consolidated financial statements, including employee benefit plan audits and due diligence work related to acquisitions.

Tax fees primarily include tax compliance, tax advice and tax planning, including the review of, and assistance in the preparation of, federal, state and foreign tax returns, and tax advice and planning relating to such taxes.

All other fees are for consultations on legal proceedings.

Policy on Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated limited deminimus pre-approval to management for items of a routine nature, and where the total fees for such engagement is expected to be less than $10,001. In addition, this authority is further limited to total engagements of less than $50,001 per year in the aggregate. Management is required to report any decisions to pre-approve such services to the full Audit Committee at its next meeting.

Compensation Committee

The Compensation Committee determines officers’ salaries and bonuses and administers the grant of stock options and other awards pursuant to the Plan. The Compensation Committee is comprised of outside directors. The current members of the Compensation Committee are Messrs. Sirpolaidis, Minor and Ueberroth. Mr. Young was replaced effective July 25, 2003 with the election of Mr. Wiederecht, and Mr. Wiederecht was replaced effective January 30, 2004 with the election of Mr. Ueberroth. The Compensation Committee met four (4) times during the fiscal year ended December 28, 2003.

DIRECTOR AND EXECUTIVE COMPENSATION

Director Compensation

Non-management directors are compensated with $10,000 of airline tickets and other travel accommodations for their services as directors. In addition, such directors are paid $2,500 in cash for each committee of the Board of Directors on which they serve and may be granted stock options under the Plan. Mr. Sirpolaidis is also paid $10,000 in cash as he serves as the audit committee financial expert for the Company. Non-management directors will also be reimbursed for all out-of-pocket expenses related to their service as directors.

Because Mr. Wiederecht serves on the Board as the designee of General Electric Pension Trust, he cannot personally accept compensation for his services. Cash compensation for his services has been paid directly to his employer, GE Asset Management Incorporated, for the benefit of General Electric Pension Trust.

Executive Compensation

Summary Compensation

The following table sets forth information with respect to the compensation paid for services rendered to the Company and its subsidiaries during the fiscal years ended December 28, 2003, December 29, 2002 and December 30, 2001 to Named Executive Officers:

Summary Compensation Table

Annual Compensation
Name and Principal Position	Year	Salary(1)	Bonus		All Other Compensation(2)
Edward S. Adams Chairman of the Board, Chief Executive Officer and President	2003 2002 2001	$350,000 333,846 338,692	$	— — 75,000	$12,000 12,000 12,000
Sam A. DeFranco President, Navigant International/Northeast	2003 2002 2001	250,000 238,462 243,603		— — —	— — —
Robert C. Griffith Chief Operating Officer, Chief Financial Officer and Treasurer	2003 2002 2001	294,750 236,077 236,042		— — 35,000	8,400 8,400 8,400
Eugene A. Over, Jr. Senior Vice President/Administration, General Counsel and Secretary	2003 2002 2001	187,051 153,092 155,315		50,000 — 35,000	6,000 6,000 6,000
Gary Pearce President, Navigant International/South Central	2003 2002 2001	247,115 214,616 217,731		— — —	6,000 6,000 6,000

(1)	Salary amounts for 2002 and 2001 are not consistent with those disclosed in employee contracts as a result of salary cuts put in place after the September 11 attacks, which were restored in increments during 2002.
(2)	Represents automobile expenses paid by the Company.

Stock Option Grants

There were no options granted to the Named Executive Officers during the fiscal year ended December 28, 2003.

Option Exercises and Holdings

The following table sets forth certain information regarding option exercises and unexercised options held by the Named Executive Officers at December 28, 2003:

Aggregated Option Exercises in Fiscal Year Ended December 28, 2003

and Fiscal Year-End 2003 Option Values

			Number of Unexercised Options Held at December 28, 2003		Value of Unexercised In-the-Money Options at December 28, 2003 (1)
Name	Shares Acquired on Exercise (#)	Value Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Edward S. Adams	—	—	981,532	15,000	$2,748,189	$0
Sam A. DeFranco	—	—	15,000	7,500	57,375	0
Robert C. Griffith	—	—	187,204	15,000	370,437	0
Eugene A. Over, Jr.	18,000	$79,600	2,500	7,500	—	0
Gary Pearce	6,250	23,513	6,250	12,500	41,188	82,375

(1)	The in-the-money value of unexercised options is equal to the excess of the per share market price of the Company’s Common Stock at December 28, 2003 over the per share exercise price multiplied by the number of unexercised options.

1998 Stock Incentive Plan

The Company has adopted the 1998 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of the Company by providing employees with incentives to improve stockholder value and contribute to the growth and financial success of the Company. The Plan also allows the Company to attract, retain and reward highly motivated and qualified employees. The maximum percentage of shares of Common Stock that may be issued with respect to awards granted under the Plan is 30% of the outstanding Common Stock. The maximum number of shares that may be issued with respect to awards granted under the Plan to an individual in a calendar year may not exceed 1,100,000 shares. The Compensation Committee of the Board of Directors administers the Plan. All employees of the Company and its subsidiaries, as well as non-employee directors of the Company, are eligible to receive awards under the Plan. The Plan authorizes the Compensation Committee to make awards of stock options, restricted stock and other stock-based awards. The Compensation Committee will determine the prices, vesting schedules, expiration dates and other material conditions under which such awards may be exercised.

Employment Contracts and Related Matters

On July 25, 2000, Mr. Adams and the Company entered into an Amended and Restated Employment Agreement. This Agreement sets Mr. Adams’ base annual compensation at $300,000. In addition, Mr. Adams is entitled to receive such perquisites and benefits as are customarily provided by the Company to its employees, and an annual bonus as determined by the Company’s Board of Directors. Mr. Adams also receives an automobile allowance in the sum of $1,000 per month, plus the reasonable costs of operating and maintaining such automobile. In addition, Mr. Adams may seek reimbursement for various expenses, including club dues, membership fees, financial planning or tax assistance, but such reimbursement cannot exceed $10,000 per year. Either the Company or Mr. Adams may terminate the Agreement upon a change-of-control; except that Mr. Adams may only terminate his agreement if the change-in-control alters his title, responsibility, location, base pay or benefits to Mr. Adams’ detriment. Upon death or a termination for cause, the Company is not obligated to pay any further amounts to Mr. Adams. Upon termination without cause or due to disability, Mr. Adams is entitled to receive his base salary, bonuses and health and dental benefits for eighteen months from the date of termination. If the Agreement is terminated by either party due to a change-of-control, Mr. Adams is entitled to receive his base salary, bonuses and health and dental benefits for three years from the date of termination. The Agreement also prohibits Mr. Adams from engaging in certain activities deemed competitive with the Company or its affiliates during his employment with the Company and a period equal to the time during which Mr. Adams is receiving payments from the Company. In the case of a termination by the Company for cause, or by Mr. Adams for any reason, the non-competition period is fixed at three years.

On July 25, 2000, Mr. Griffith and the Company entered into an Amended and Restated Employment Agreement. This Agreement sets Mr. Griffith’s base annual compensation at $225,000. In addition, Mr. Griffith is entitled to receive such perquisites and benefits as are customarily provided by the Company to its employees, and an annual bonus pursuant to the Company’s incentive bonus plan or otherwise. Mr. Griffith also receives an automobile allowance in the sum of $700 per month, plus the reasonable costs of operating and maintaining such automobile. In addition, Mr. Griffith may seek reimbursement for various expenses, including club dues, membership fees, financial planning or tax assistance, but such reimbursement cannot exceed $5,000 per year. Either the Company or Mr. Griffith may terminate the Agreement upon a change-of-control; except that Mr. Griffith may only terminate his agreement if the change in control alters his title, responsibility, location, base pay or benefits to Mr. Griffith’s detriment. Upon death or a termination for cause, the Company is not obligated to pay any further amounts to Mr. Griffith. Upon termination without cause or due to disability, Mr. Griffith is entitled to receive his base salary, bonuses and health and dental benefits for one year from the date of termination. If the Agreement is terminated by either party due to a change-of-control, Mr. Griffith is entitled to receive his base salary, bonuses and health and dental benefits for two years from the date of termination. The Agreement also prohibits Mr. Griffith from engaging in certain activities deemed competitive with the Company or its affiliates during his employment with the Company and a period equal to the time during which Mr. Griffith is receiving payments from the Company. In the case of a termination by the Company for cause, or by Mr. Griffith for any reason, the non-competition period is fixed at two years.

On June 22, 1998, Mr. Over and the Company entered into an Amended and Restated Employment Agreement. This Agreement sets Mr. Over’s base annual compensation at $150,000. In addition, Mr. Over is entitled to receive such perquisites and benefits as are customarily provided by the Company to its employees, and an annual bonus pursuant to the Company’s incentive bonus plan or otherwise. Mr. Over also receives an automobile allowance in the sum of $500 per month, plus the reasonable costs of operating and maintaining such automobile. In addition, Mr. Over may seek reimbursement for various expenses, including club dues, membership fees, financial planning or tax assistance, but such reimbursement cannot exceed $2,500 per year. Either the Company or Mr. Over may terminate the Agreement upon a change-of-control; except that Mr. Over may only terminate his agreement if the change in control alters his title, responsibility, location, base pay or benefits to Mr. Over’s detriment. Upon death or a termination for cause, the Company is not obligated to pay any further amounts to Mr. Over. Upon termination without cause or due to disability, Mr. Over is entitled to receive his base salary, bonuses and health and dental benefits for one year from the date of termination. If the Agreement is terminated by either party due to a change-of-control, Mr. Over is entitled to receive his base salary, bonuses and health and dental benefits for two years from the date of termination. The Agreement also prohibits Mr. Over from engaging in certain activities deemed competitive with the Company or its affiliates during his employment with the Company and a period equal to the time during which Mr. Over is receiving payments from the Company. In the case of a termination by the Company for cause, or by Mr. Over for any reason, the non-competition period is fixed at two years.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is charged with determining the compensation of all executive officers. The current members of the Compensation Committee are Messrs. Sirpolaidis, Minor and Ueberroth. Mr. Young was replaced effective July 25, 2003 with the election of Mr. Wiederecht, and Mr. Wiederecht was replaced effective January 30, 2004 with the election of Mr. Ueberroth. No member of the Compensation Committee has ever been an officer of the Company or any of its subsidiaries. None of the Company’s executive officers served on the board or the compensation committee of another entity which had one of its executive officers serve as a director of the Company or a member of the Company’s Compensation Committee.

Compensation Committee Report on Executive Compensation

The following report is submitted by the Compensation Committee, pursuant to rules established by the Securities and Exchange Commission, and provides certain information regarding compensation of the Company’s executive officers.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee establishes and reviews the compensation of the Company’s executive officers: Mr. Adams, Mr. Griffith, Mr. Coffman, Mr. Over, Mr. Magaki, Ms. Keating, Mr. Shamon and Mr. Alexander. The Compensation Committee also approves grants of options under the Plan. The Compensation Committee’s goal is to design executive compensation packages that reward the achievement of both short-term and long-term objectives of the Company, and which are comparable to the packages available to similarly placed executives within the corporate travel management industry and within companies of similar size as the Company.

Compensation Policy.    The basic components of executive compensation are base salary, expense allowances, bonuses and options. Base salary and expense allowances are set in light of prevailing salaries and allowances for similarly placed executives within the corporate travel management industry. Bonuses and the award of options reward the achievement of the Company’s short-term and long-term objectives.

Long Term Incentives.    The Compensation Committee believes that the grant of stock options is an appropriate method of compensating management for the long-term performance of the Company. The grant of stock options is intended to reward management for their efforts in contributing to the growth of the Company’s business, to motivate management to continue to contribute to such growth and to attract and retain officers of high caliber. Options were granted to one new executive officer in 2003.

Additional Bonus.    The Compensation Committee believes that the award of bonuses is an appropriate way to compensate executives for a significant contribution to the Company’s objectives, or for the attainment of results beyond expectations. The Compensation Committee authorized a bonus for one Named Executive Officer in 2003 for his successful contribution in relation to the debt refinancing the Company underwent in November of 2003. The Company did not issue additional bonuses in 2003 as Navigant did not meet original earnings projections as a result of the economic downturn, the war with Iraq and general concerns regarding Severe Acute Respiratory Syndrome, or SAR.

Chief Executive Officer Compensation for Fiscal Year 2003.    Mr. Adams’ compensation in the previous fiscal year consisted of base salary, expense allowances, and previously granted options to purchase the Company’s Common Stock.

Mr. Adams’ base salary was set in June of 1998, and was based primarily on prevailing salaries in the corporate travel management industry. The Compensation Committee also considered the increased duties and responsibilities Mr. Adams would have to undertake following the spin-off of the Company from U.S. Office Products in June of 1998 (the “Travel Distribution”). In the 2001 fiscal year, Mr. Adams’ annual base salary was increased to $350,000, but this increase did not take effect until after the salary cuts put in place after the September 11 attacks were restored in mid 2002. The Compensation Committee believes this increase was warranted due to the growth of the Company since the Travel Distribution from $171 million in annual revenue for the fiscal year ended December 27, 1998 to $350 million in annual revenue for the fiscal year ended December 30, 2001.

Mr. Adams’ expense allowance was also set in June of 1998, and was based on prevailing allowances in the corporate travel management industry.

No salary increases, bonuses or options were granted to Mr. Adams in 2003 based on his belief that his compensation package should be consistent with the other associates of the Company whose bonuses and salary increases were not implemented in 2003.

COMPENSATION COMMITTEE

Vassilios Sirpolaidis

Ned A. Minor

John A. Ueberroth

Performance Graph

The following graph compares the stock price performance of the Company’s Common Stock for the period beginning June 9, 1998, the date of the Company’s initial public offering, and ending December 28, 2003, with the cumulative total return for the same period of (i) the Russell 2000 and (ii) a selected peer group. These comparisons assume an investment of $100 at the beginning of the period and the reinvestment of dividends paid during the period, if applicable.

Note:    Management cautions that the stock price performance information shown in the graph below may not be indicative of current stock price levels or future stock price performance.

The peer group selected by the Company consists of companies active in certain sectors of the travel service industry, and which are publicly held. The Company believes that each company within the peer group is the largest publicly traded company in its respective sector. The Company believes that, within its industry class, the assembly of a peer group is difficult because the Company primarily competes with companies engaged in the corporate travel management sector of the travel service industry, but which are not publicly traded. The following companies comprise the peer group: Sabre Group Holdings, Inc., Ambassadors International, Inc. and Pegasus Solutions Inc.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in the Company’s proxy materials relating to the next annual meeting of shareholders must be received by the Company on or before January 17, 2005.

2003 ANNUAL REPORT ON FORM 10-K

THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 28, 2003 ACCOMPANIES THIS PROXY STATEMENT, AND WAS FILED ELECTRONICALLY WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS WHO WISH TO OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) SHOULD ACCESS THE COMPANY’S WEBSITE AT WWW.NAVIGANT.COM OR ADDRESS A WRITTEN REQUEST TO NAVIGANT INTERNATIONAL, INC., ATTENTION: PAT DOUGHERTY, 84 INVERNESS CIRCLE EAST, ENGLEWOOD, CO 80112-5314. THE COMPANY WILL PROVIDE COPIES OF THE EXHIBITS TO THE FORM 10-K UPON PAYMENT OF A REASONABLE FEE.

OTHER BUSINESS

As of the date of this Proxy Statement, management was not aware of any business not described above that would be presented for consideration at the Meeting. If any other business properly comes before the Meeting, it is intended that the shares represented by proxies will be voted in respect thereto in accordance with the judgment of the persons voting them.

The above Notice and Proxy Statement are sent by order of the Board of Directors.

EUGENE A. OVER, JR.

Senior Vice President/Administration,

General Counsel and Secretary

Denver, Colorado

April 16, 2004

Exhibit A

NAVIGANT INTERNATIONAL, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

Adopted January 30, 2004

I. PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the independent auditor’s qualifications and independence; the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Be responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor.

•	Review and appraise the audit efforts of the Company’s independent auditors and internal auditing department.

•	Review and appraise the independent auditor’s qualifications and independence.

•	Provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

II. COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence and experience requirements of the NASDAQ National Market.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III. MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing department and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chair should meet with the independent auditors and management quarterly to review the Company’s financials consistent with IV.4. below.

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IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the organization’s annual financial statements, including disclosures made in management’s discussion and analysis, and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

3. Review the regular internal reports to management prepared by the internal auditing department and management’s response.

4. Review with financial management and the independent auditors the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

Independent Auditors

5. The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification), and shall approve all audit engagements, including fees and other terms, and all non-audit engagements with the independent auditors. The Audit Committee may consult with management but shall not delegate these responsibilities. The Company’s independent auditor shall report directly to the Audit Committee.

6. Review the experience and qualifications of the senior members of the independent auditor team.

7. Obtain and review a report from the independent auditor at least annually regarding (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the provision of non-audit services is compatible with maintaining the auditor’s independence and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to oversee the independence of such auditor.

8. The Audit Committee shall receive from the independent auditor a written statement delineating all relationships between such auditor and the Company, consistent with Independent Standards Board Standard 1. The Audit Committee shall engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of such auditor.

9. Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account.

10. Discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

11. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

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Oversight of the Company’s Internal Audit Function

12. Review the appointment and replacement of the senior internal auditing executive.

13. Review the significant reports to management prepared by the internal auditing department and management’s responses.

14. Review activities, organizational structure, and qualifications of the internal audit department. Discuss with the independent auditor the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Financial Reporting

15. In consultation with the independent auditors and the internal auditors, review the integrity of the organization’s financial reporting processes, both internal and external.

16. Discuss with management and the independent auditor critical accounting policies and practices to be used, significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, the development, selection and disclosure of critical accounting estimates, analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements, and the treatment preferred by the independent auditor.

17. Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditing department.

18. Discuss with management the Company’s earnings press releases, including the use, if any, of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

19. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives. Discuss with management and the independent auditor off-balance sheet structures, if any, on the Company’s financial statements.

Process

20. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent auditors and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

21. Following completion of the annual audit, review separately with each of management, the independent auditors and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

22. Review any significant disagreement among management and the independent auditors or the internal auditing department in connection with the preparation of the financial statements.

23. Review other material written communications between the independent auditor and the management of the Company, including the management letter provided by the independent auditor, the Company’s response to that letter and any schedule of unadjusted differences.

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24. Review with the independent auditors, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate of time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

25. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and the risk management policies.

Ethical and Legal Compliance

26. Establish, review and update periodically a code of business conduct and ethics and ensure that management has established a system to enforce this code.

27. Review management’s monitoring of the Company’s compliance with the organization’s code of business conduct and ethics, and ensure that management has the proper review system in place to ensure that Company’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

28. Review, with the Company’s counsel, legal compliance matters including corporate securities trading policies.

29. Review with the Company’s counsel, any legal matter that could have a significant impact on the organization’s financial statements.

30. Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

31. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain the special legal, accounting or other consultants to advise the Audit Committee. The Company must provide appropriate funding, as determined by the Audit Committee, for the payment of the services of such advisors. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company.

32. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been violated.

33. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

34. Approve or reject all related party transactions.

Oversight of the Company’s Anonymous Complaint Policy

35. Establish and oversee the Company’s anonymous complaint policy contained within the Company’s code of business conduct and ethics regarding:

(a) The receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

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(b) The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

V. DELEGATION; LIMITATION

Delegation

The Audit Committee may delegate to one or more designated independent members of the Audit Committee the authority to grant pre-approval of audit and non-audit services proposed to be provided by the Company’s independent auditor. Any decision of any member on a matter under such delegated authority shall be presented to the full Audit Committee at each of its scheduled meetings.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

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PROXY	PROXY

PROXY

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders

To be held May 19, 2004

The undersigned hereby appoints Edward S. Adams and Eugene A. Over, Jr., and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of Navigant International, Inc., which the undersigned is entitled to vote, at the Annual Meeting of Stockholders (the “Meeting”) to be held on Wednesday, May 19, 2004, at 9:00 a.m., Mountain Standard Time, at Navigant’s corporate headquarters, 84 Inverness Circle East, Englewood, Colorado 80112, and at any and all adjournments thereof for the following purposes:

(1)    Election of Class III directors:

                 FOR the nominee listed below (except as marked to the contrary below)

                 WITHHOLD AUTHORITY to vote for the nominee listed below

Edward S. Adams

                 FOR the nominee listed below (except as marked to the contrary below)

                 WITHHOLD AUTHORITY to vote for the nominee listed below

Vassilios Sirpolaidis

(2)    In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Meeting.

(back of card)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING “FOR” ELECTION OF THE NOMINEES FOR DIRECTOR AS SELECTED BY THE BOARD OF DIRECTORS AND “FOR” APPROVAL.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith. The undersigned hereby revokes any proxies given prior to the date reflected below.

Dated                                                                                             , 2004

SIGNATURE OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER

TITLE (If signing as attorney, executor, administrator, trustee, guardian or corporate official)

Please complete, date and sign exactly as your name appears hereon. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate official, please add your title.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE TO AMERICAN STOCK TRANSFER AND TRUST COMPANY, AS AGENT FOR THE COMPANY. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.